EXHIBIT 12

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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

                                                                        Year Ended December 31,
                                                                -----------------------------------
                                                                  1996           1995         1994
                                                                --------       --------      ------
                                                                      Dollar Amounts in Millions
Net income                                                       $ 260.1      $  225.3       $201.1
Provision for income taxes                                         155.7         139.8        123.9
                                                                --------      --------       ------
Earnings before provision for income taxes                         415.8         365.1        325.0
                                                                --------      --------       ------
Fixed Charges:
   Interest and debt expenses on indebtedness                      848.3         831.5        614.0
   Interest factor--one third of rentals on real and
      personal properties                                            8.1           7.9          7.9
                                                                --------      --------       ------
Total fixed charges                                                856.4         839.4        621.9
                                                                --------      --------       ------

      Total earnings before provisions for income taxes and
        fixed charges                                           $1,272.2      $1,204.5       $946.9
                                                                ========      ========       ======
Ratios of Earnings to Fixed Charges                                 1.49          1.44         1.52

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